Exhibit 10.36

SUBORDINATION AGREEMENT

This Subordination Agreement is made as of June 3, 2014 (this “Agreement”), by and among the parties listed on Exhibit A hereto (each a “Creditor” and collectively, the “Creditors”), ZOSANO PHARMA, INC. (“Borrower”), ZP HOLDINGS, INC. (“Holdings”), and HERCULES TECHNOLOGY GROWTH CAPITAL, INC., a Maryland corporation (the “Lender”).

Recitals

A. Borrower has requested and/or obtained a loan in the principal amount of $4,000,000.00 (the “Senior Loan”) from Lender which is or will be from time to time secured by assets and property of Borrower pursuant to the terms of that certain Loan and Security Agreement dated as of June 3, 2014 by and between Borrower and Lender, as the same may be amended from time to time (the “Senior Loan Agreement”). Capitalized terms not otherwise defined herein shall have the same meaning as in the Senior Loan Agreement.

B. Creditors have extended loans or other credit accommodations to Borrower, Holdings and/or ZP Group, LLC (“Group” and collectively with Borrower and Holdings, the “Zosano Group”), and/or may extend loans or other credit accommodations to the Zosano Group from time to time, subject to the terms of this Agreement.

C. In order to induce Lender to extend the Senior Loan to Borrower and, at any time or from time to time, at Lender’s option, to make such further loans or other credit accommodations to or for the account of Borrower, grant such renewals or extensions of the Senior Loan as Lender may deem advisable, Creditors are willing to subordinate the Subordinated Debt (as defined below) to the Senior Debt (as defined below), on the terms and conditions set forth herein.

Agreement

NOW, THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties agree as follows:

1. The term “Senior Debt” shall mean all obligations of any of Borrower to Lender, now existing or hereafter arising, under the Senior Loan Agreement and/or any other related documents governing, evidencing or securing the Senior Loan (collectively, “Senior Debt Documents”), together with all costs of collecting such obligations (including attorneys’ fees), including, without limitation, all interest accruing after the commencement by or against Borrower of any Bankruptcy, reorganization or similar proceeding. The term “Senior Security Interest” shall mean any security interest in or lien on the “Collateral” (as defined in the Senior Loan Agreement) in favor of Lender arising from the Senior Debt.

2. The term “Subordinated Debt” shall mean all obligations of any of the Zosano Group to any Creditor, now existing or hereafter arising, under (a) the Note Purchase Agreement dated as of September 9, 2013, executed by ZP Holdings in favor of the Creditors (the “NPA”), and (b) the series of related 8% Subordinated Convertible Promissory Notes dated even date therewith issued to the Creditors in the principal amount of $3,033,723.04 (the “Subordinated Notes”). The NPA and the Subordinated Notes are collectively referred to herein as the “Subordinated Debt Documents.” The term “Subordinated Security Interest” shall mean any security interest in or lien, if any, on the Collateral in favor of the Creditors, or any of them, arising from the Subordinated Debt.

3. All Subordinated Debt is subordinated in right of payment to the Senior Debt. Creditor subordinates to the Senior Security Interest the Subordinated Security Interest, if any. Notwithstanding the respective dates of attachment or perfection of the Subordinated Security Interest, if any, and the Senior Security Interest, the Senior Security Interest shall at all times be prior to the Subordinated Security Interest. Creditor acknowledges that it will not be entitled to receive payment of the Subordinated Debt when due if, at the time such payment is required, any portion of the Senior Debt remains outstanding.

4. Each Creditor represents and warrants to Lender that, other than such Creditor, there are no Affiliates of Creditor to whom Borrower, Holdings or Group owe any Indebtedness, except:

(a) in the case of BMV Direct SO LP and BMV Direct SOTRS LP, pursuant to (i) the Lease dated as of May 1, 2007, as amended by the First Amendment to Lease dated as of June 20, 2008, the Second Amendment to Lease dated as of October 16, 2008, the Third Amendment to Lease dated as of April 29, 2011, the Fourth Amendment to Lease dated as of July 31, 2011, and the Fifth Amendment to Lease dated as of April 1, 2012, between BMR-34790 Ardentech Court LP, a Delaware limited partnership (“Landlord,” as successor in interest to BMR-34790 Ardentech Court LLC), and Borrower, which is guaranteed by the Guaranty dated as of April 1, 2012, executed by Holdings in favor of Landlord (collectively, the “Lease Documents”), (ii) the Secured Promissory Note dated as of April 26, 2012 executed by ZP Holdings originally in favor of BioMed Realty Holdings, Inc., a Maryland corporation (“BMR”), in the principal amount of $8,556,533.00, together with the agreements securing such note, including the (A) LLC Pledge Agreement, dated as of April 26, 2012 executed by Borrower originally in favor of BMR (the “LLC Pledge Agreement”), (B) the Intellectual Property Security Agreement dated as of April 26, 2012 executed by ZP Holdings originally in favor of BMR, and (C) the Security Agreement dated as of April 26, 2012 executed by ZP Holdings originally in favor of BMR, all of which have been assigned to BMV DIRECT SOTRS LP, a Delaware limited partnership, and collectively are referred to as the “BMV Debt”; and (iii) the Note Purchase Agreement dated as of February 26, 2014 (the “2014 NPA”) among Holdings, BMV Direct SO LP, a Delaware limited partnership (“BMV SO”), BMV Direct SOTRS LP, a Delaware limited partnership (“BMV SOTRS”), and New Enterprise Associates 12, Limited Partnership (“NEA”), the 8% Subordinated Convertible Promissory Notes in the principal amount of $249,000.00 dated as of

February 26, 2014 by Holdings in favor of BMV SO, the 8% Subordinated Convertible Promissory Note in the principal amount of $1,069,709.23 dated as of February 26, 2014 by Holdings in favor of BMV SOTRS, and other related agreements (collectively, the “BMV Notes”);

(b) in the case of NEA, the 2014 NPA and the 8% Subordinated Convertible Promissory Note in the principal amount of $1,181,290.77 dated as of February 26, 2014 by Holdings in favor of NEA; and

(c) in the case of ProQuest Investments IV, L.P. and ProQuest Management LLC, none.

For purposes of this Agreement, in no event shall the Subordinated Debt include any of the Lease Documents, the BMV Debt, the 2014 NPA or the Indebtedness owed pursuant thereto, provided however, that such obligations are to be subordinated pursuant to a separate agreement.

5. Without Lender’s written consent, each Creditor agrees that it will not demand or receive from Borrower, Holdings or Group (and Borrower and Holdings agrees not to pay to Creditor) all or any part of the Subordinated Debt, by way of payment, prepayment, setoff, lawsuit or otherwise, nor will such Creditor exercise any remedy with respect to the Collateral, nor will such Creditor commence, or cause to commence, prosecute or participate in any administrative, legal or equitable action against Borrower or Holdings, for so long as any portion of the Senior Debt remains outstanding, provided, however, that each Creditor may convert any part of the Subordinated Debt (other than Subordinated Debt owed to such Creditor by Group) into equity securities of Borrower in accordance with the terms of the Subordinated Notes.

6. Each Creditor shall promptly deliver to Lender in the form received (except for endorsement or assignment by such Creditor, where required by Lender) for application to the Senior Debt any payment, distribution, transfer of property or proceeds received by such Creditor with respect to the Subordinated Debt other than in accordance with this Agreement.

7. In the event of Borrower’s, Holding’s or Group’s insolvency, reorganization or any case or proceeding under any Bankruptcy or insolvency law or laws relating to the relief of debtors, this Agreement shall remain in full force and effect, and Lender’s claims arising from the Senior Debt against Borrower and Holdings and the respective estates of Borrower and Holdings, to the extent that such claims have priority over the Subordinated Debt under this Agreement, shall be paid in full before any payment with respect to the Subordinated Debt is made to any Creditor.

8. For so long as any of the Senior Debt remains unpaid, each Creditor irrevocably appoints Lender as such Creditor’s attorney-in-fact, and grants to Lender a power of attorney with full power of substitution in the name of such Creditor or in the name of Lender for the use and benefit of Lender, without notice to such Creditor, to perform at Lender’s option the following acts in any Bankruptcy, insolvency or similar proceeding involving Borrower, Holdings and/or Group:

(a) To file the appropriate claim or claims in respect of the Subordinated Debt on behalf of any Creditor if such Creditor does not do so prior to 30 days before the expiration of the time to file claims in such proceeding and if Lender elects, in its sole discretion, to file such claim or claims; and

(b) To accept or reject any plan of reorganization or arrangement on behalf of any Creditor and to otherwise vote any Creditor’s claims in respect of any Subordinated Debt in any manner that Lender deems appropriate for the enforcement of its rights hereunder.

9. Section 5 of this Agreement shall automatically terminate and be of no further force or effect upon the occurrence of the Termination Date (defined below). “Termination Date” means the earlier to occur of ninety (90) days following Lender’s acceleration of the Senior Debt and October 1, 2017 (the “Enforcement Period”), provided however, that the Termination Date shall be extended if (and for so long as) at the time the Enforcement Period would otherwise terminate, Lender is, in good faith, diligently pursuing Material Enforcement Actions. If Borrower becomes subject to a bankruptcy proceeding under Title 11 of the United States Code, as amended (the “Bankruptcy Code”) prior to the occurrence of the Termination Date, the Termination Date shall be extended to a date ninety (90) days following the effective date of the removal or lifting of any restriction imposed by the Bankruptcy Code which prohibits or materially restricts Lender from enforcing its rights against Borrower or Borrower’s property (the “Post-Bankruptcy Enforcement Period”), provided however, that the Termination Date shall be extended for so long as and if immediately prior to the expiration of the Post-Bankruptcy Enforcement Period, Lender is, in good faith, diligently pursuing Material Enforcement Actions. For the purposes of this Section 9, the following would constitute diligent pursuit of Material Enforcement Actions: the solicitation of bids from third parties to conduct the liquidation of any material portion of the Collateral; the engagement or retention of sales brokers, marketing agents, investment bankers, accountants, auctioneers or other third parties for the purpose of valuing, marketing, promoting or selling any material portion of the Collateral; the initiation of any action to take physical possession of or to exercise dominion or control over (other than cash dominion) any material portion of the Collateral; the notification of all or substantially all account debtors to make payments to Lender in respect of Accounts comprising Collateral; or the commencement of any legal proceedings or actions against or with respect to any material portion of the Collateral.

10. Each Creditor shall immediately affix a legend to the instruments evidencing the Subordinated Debt stating that the instruments are subject to the terms of this Agreement. No amendment of the documents evidencing or relating to the Subordinated Debt shall directly or indirectly modify the provisions of this Agreement in any manner which might terminate or impair the subordination of the Subordinated Debt.

11. Subject to Section 9 hereof, this Agreement shall remain effective for so long as the Lender has any obligation to make disbursements or credit extensions to

Borrower under the Senior Debt Documents or Borrower owes any amounts to Lender under the Senior Debt Documents. If, at any time after payment in full of the Senior Debt, any payments of the Senior Debt must be disgorged by Lender for any reason (including, without limitation, the Bankruptcy of Borrower), this Agreement and the relative rights and priorities set forth herein shall be reinstated as to all such disgorged payments as though such payments had not been made, and each Creditor shall immediately pay over to Lender all payments received with respect to the Subordinated Debt to the extent that such payments would have been prohibited hereunder. At any time and from time to time, with notice to Creditors but without Creditors’ consent, Lender may take such actions with respect to the Senior Debt as Lender, in its sole discretion, may deem appropriate, including, without limitation, terminating advances to Borrower, increasing the principal amount as allowed herein, extending the time of payment, increasing applicable interest rates, renewing, compromising or otherwise amending the terms of the Senior Debt Documents, and enforcing or failing to enforce any rights against Borrower or any other person. No such action or inaction shall impair or otherwise affect Lender’s rights hereunder.

12. Creditors hereby consent to the incurrence by the Borrower of the Senior Debt.

13. This Agreement shall bind and benefit any successors or assignees of each Creditor and any successors or assigns of Lender. This Agreement is solely for the benefit of Creditors and Lender and not for the benefit of Borrower, Holdings, Group or any other party. Creditors further agree that if Borrower is in the process of refinancing a portion of the Senior Debt with a new lender, and if Lender makes a request of Creditors, Creditors shall agree to enter into a new subordination agreement with the new lender on substantially the terms and conditions of this Agreement.

14. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

15. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of California, without regard to principles of conflicts of law. Jurisdiction shall lie in the State of California. THE UNDERSIGNED ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED UNDER CERTAIN CIRCUMSTANCES. TO THE EXTENT PERMITTED BY LAW, EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF ITS, HIS OR HER CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THE MUTUAL BENEFIT OF ALL PARTIES, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OTHER DOCUMENT, INSTRUMENT OR AGREEMENT BETWEEN THE UNDERSIGNED PARTIES. If the jury waiver set forth in this Section is not enforceable, then any dispute, controversy or claim arising out of or relating to this Agreement or any of the transactions contemplated herein shall be resolved by judicial reference pursuant to Code of Civil

Procedure Section 638 et seq. before a mutually acceptable referee or, if none is selected, then a referee chosen by the Presiding Judge of the California Superior Court for Santa Clara County, provided this provision shall not restrict any party from seeking to enforce any prejudgment remedies.

16. This Agreement represents the entire agreement with respect to the subject matter hereof, and supersedes all prior negotiations, agreements and commitments. Creditors are not relying on any representations by Lender or any of the Zosano Group in entering into this Agreement, and each Creditor has kept and will continue to keep itself fully apprised of the financial and other condition of the Zosano Group. This Agreement may be amended, modified, or terminated, and the observance of any term of this Agreement may be waived, with respect to all parties to this Agreement (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Lender and a majority in interest of the Creditors based on amount of the outstanding Subordinated Debt, provided, however, that no such amendment, modification or waiver shall be effective to the extent such amendment, modification or waiver adversely affects the rights of any Creditor in a manner different from the consenting Creditors (other than differences related to the different principal amounts of the Subordinated Notes) without the consent of each such differently affected Creditor.

17. In the event of any legal action to enforce the rights of a party under this Agreement, the party prevailing in such action shall be entitled, in addition to such other relief as may be granted, all reasonable costs and expenses, including reasonable attorneys’ fees, incurred in such action.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

“Lender”

HERCULES TECHNOLOGY GROWTH CAPITAL, INC., a Maryland corporation

Signature:	/s/ Ben Bang
Print Name:	Ben Bang
Title:	Senior Counsel

“Borrower”

ZOSANO PHARMA, INC.

Signature:	/s/ Vikram Lamba

By:	Vikram Lamba

Title:	CEO

“Holdings”

ZP HOLDINGS, INC.

Signature:	/s/ Vikram Lamba

By:	Vikram Lamba

Title:	CEO

[CREDITOR SIGNATURE PAGE FOLLOWS]

“Creditors”

BMV DIRECT SO LP		BMV DIRECT SOTRS LP

By:	BioMed Realty, L.P., its general partner	By:	BioMed Realty Holdings, Inc., its general partner

Signature:	/s/ Kevin M. Simonsen	Signature:	/s/ Kevin M. Simonsen

By:	Kevin M. Simonsen	By:	Kevin M. Simonsen

Title:	VP, Real Estate Legal	Title:	VP, Real Estate Legal

PROQUEST INVESTMENTS IV, L.P.

By:	ProQuest Associates IV, LLC, its general partner	PROQUEST MANAGEMENT LLC

Signature:	/s/ Pasquale DeAngelis	Signature:	/s/ Pasquale DeAngelis

By:	Pasquale DeAngelis	By:	Pasquale DeAngelis

Title:	Managing Member	Title:	Administrative Partner

NEW ENTERPRISES ASSOCIATES 12, LIMITED PARTNERSHIP

By:	NEA Partners 12, Limited Partnership, its general partner

Signature:	/s/ Louis S. Citron

By:	Louis S. Citron

Title:	Chief Legal Officer

EXHIBIT A

CREDITORS

BMV DIRECT SO LP

BMV DIRECT SOTRS LP

PROQUEST INVESTMENTS IV, L.P.

PROQUEST MANAGEMENT LLC

NEW ENTERPRISES ASSOCIATES 12, LIMITED PARTNERSHIP